Exhibit 10.1.41

AMENDMENT NO. 1
TO THE
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT

This amendment modifies the Specialty Underwriters’ Alliance, Inc. Partner Agent Program Agreement by and between Company and ATM, dated May 1, 2004 as amended (the “Agreement”). Any capitalized terms defined in the Agreement and used herein shall have the same meaning in this Addendum as in the Agreement. Except as amended hereby, the Agreement remains in full force and effect after the date hereof and each of the parties by its execution hereof ratifies and confirms the provisions of said Agreement.

Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties wish to amend the Agreement as follows:

1. Section VII, A, INSURANCE AND INDEMNITY, page 6, line 5 shall be amended by deleting “$1,000,000” and replacing with “$500,000”.

2. Section VIII, F, TERM AND TERMINATION, page 7, shall be amended by deleting the Company’s address and replacing with the following:

    “222 South Riverside Plaza, Chicago, IL 60606.”

3. Exhibit A, Section A shall be deleted in its entirety and replaced with the following:

    “Except as otherwise provided in the Commission Schedule, Partner Agent’s Commission shall be as follows:

Program Description	Line of Business	Maximum Rate of Commission
Artisans Contractors	General Liability	15%
General Contractors	General Liability	15%
E-Comp.	Workers’ Comp.	15% for business written during the Initial Profit Sharing Year (January 1, 2005 to December 31, 2005) and 12% for all Profit Sharing Years thereafter.

4. Exhibit B, page 11 shall be modified by inserting the following as the first sentence of the page.

“A separate profit sharing calculation will be completed for each individual program managed by the Partner Agent as stated in Exhibit A of this Agreement.”

5. Exhibit B, page 14, Legend B shall be modified by deleting the first sentence and replacing with the following:

“The Initial Profit Sharing Year of this Agreement shall be from January 1, 2005 to December 31, 2005.”

6. The name “Chris Michaels” shall be replaced with “Chris Micheals”.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to principles of conflicts of laws that would require application of the law of a jurisdiction other than the State of Delaware.

Signed this 17th Day of January, 2005.

COMPANY: Specialty Underwriters’ Alliance, Inc., for and on behalf of itself and its subsidiaries existing now or hereafter

BY:	/s/ Courtney Smith

NAME:	Courtney Smith

TITLE:	President & CEO

American Team Managers

BY:	/s/ Chris Michael

NAME:	Chris Michael

TITLE:	President & CEO